                                                                     EXHIBIT 2.2

                           RECAPITALIZATION AGREEMENT

      This RECAPITALIZATION AGREEMENT, dated as of May 23, 2006 (this "Agreement"), is made and entered into by and among Castlewood Holdings Limited, a Bermuda company (the "Company"); The Enstar Group, Inc., a Georgia corporation, ("Enstar"); Trident II, L.P., a Cayman Islands limited partnership ("Trident"); Marsh & McLennan Capital Professionals Fund, L.P., a Cayman Islands limited partnership ("CPF"), Marsh & McLennan Employees' Securities Company, L.P., a Cayman Islands limited partnership ("ESC", and, together with CPF, the "Trident Funds"); Dominic F. Silvester ("DS"), Paul J. O'Shea ("POS"), Nicholas
A. Packer ("NAP", and, together with DS and POS, the "Company Principals"); R&H Trust Co. (NZ) Limited, a New Zealand company, as trustee of The Left Trust, a trust duly formed under the laws of the British Virgin Islands, and R&H Trust Co. (BVI) Ltd., a British Virgin Islands company, as trustee of (a) The Right Trust, a trust duly formed under the laws of the British Virgin Islands, (b) The Elbow Trust, a trust duly formed under the laws of the British Virgin Islands, and (c) The Hove Trust, a trust duly formed under the laws of the British Virgin Islands (collectively, together with DS, the "Company Principal Shareholders"); and certain other members of the Company signatory hereto (the "Employee Shareholders", and together with the Company Principals, the Company Principal Shareholders, Enstar, Trident and the Trident Funds, the "Shareholders"; and, together with the Company, the "Parties" and each a "Party").

      WHEREAS, the Company, CWMS Subsidiary Corp., a Georgia corporation and a direct wholly-owned subsidiary of the Company ("Merger Sub"), and Enstar have entered into a Merger Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified, the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Enstar, with Enstar continuing as the surviving corporation; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement;

      WHEREAS, in connection with the Merger, the Parties wish to provide for
(i) certain repurchases of shares of the Company, (ii) a change in the Company's name and authorized share capital as described on Exhibit A attached hereto (as so changed, the "Amendments to the Memorandum of Association") and the amendment and restatement of the Company Bye-Laws (as so amended, the "Amended and Restated Bye-Laws") in the form attached hereto as Exhibit B, (iii) a recapitalization of the Company pursuant to which outstanding shares will be exchanged for newly created shares (the "Recapitalization"), (iv) the designation of members of the Board of Directors of the Company immediately following the Merger, (v) the purchase by the Company from BI International ("BI International") of the shares of B.H. Acquisition Ltd., a Bermuda company ("BHAL"), beneficially owned by BI International (the "BHAL Shares"), and (vi) certain other matters.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions set forth herein, the Parties agree as follows:

      Section 1. Events at Closing. At the Closing but immediately prior to the Effective Time (the "Recapitalization Time"), the Parties shall cause the following events to occur, or such events shall occur automatically pursuant to the terms hereof, as the case may be:

      (a) Repurchase of Class B Shares. The Company shall purchase pro rata in accordance with their holdings from Trident and the Trident Funds, and Trident and the Trident Funds shall sell to the Company, 1,797.555 Class B Shares (as defined in the Amended and Restated Bye-Laws of the Company as in effect as of the date hereof (the "Company Bye-Laws")). Trident and the Trident Funds shall
(i) assign, transfer, convey and deliver such Class B Shares to the Company free and clear of all Liens and (ii) deliver to the Company certificates representing such Class B Shares duly endorsed or accompanied by stock powers duly executed. Such Class B Shares shall be cancelled by the Company and may not be reissued. In exchange for such Class B Shares, the Company shall pay at the Recapitalization Time in cash the aggregate amount of $20,000,000 to Trident and the Trident Funds by wire transfer of immediately available funds to an account designated by Trident. The Company shall pay such amount pro rata in proportion to the number of Class B Shares held by each of Trident and the Trident Funds.

      (b) Payment to the Company. Enstar shall pay in cash the aggregate amount of $5,076,000 to the Company by wire transfer of immediately available funds to the account designated by the Company.

      (c) Payment to Key Executives. The Company shall pay in cash the aggregate amount of $5,076,000 to DS, NAP, POS, David Grisley ("DG"), David Hackett ("DH") and David Rocke ("DR") by wire transfer of immediately available funds to the accounts designated by such person in the following amounts: $2,969,868 to DS; $989,956 to NAP; $989,956 to POS; $11,550 to DG; $20,624 to DH; and $94,046 to
DR.

      (d) Amendment of Constitutive Documents. The Company shall cause (i) the Amendments to the Memorandum of Association to be filed with the Bermuda Registrar of Companies pursuant to The Companies Act 1981 of Bermuda and (ii) the Amended and Restated Bye-Laws to become effective and to supersede the Company Bye-Laws.

      (e) Exchange of Class B Shares. Trident and the Trident Funds shall (i) assign, transfer, convey and deliver all remaining outstanding Class B Shares held by them (after giving effect to the repurchase of Class B Shares from Trident and the Trident Funds pursuant to Section 1(a) of this Agreement) to the Company free and clear of all Liens and (ii) deliver to the Company certificates representing such Class B Shares duly endorsed or accompanied by stock powers duly executed. Such Class B Shares will then be cancelled by the Company and may not be reissued. In exchange for such Class B Shares, the Company shall issue and deliver to Trident and the Trident Funds at the Recapitalization Time certificates representing 2,082,236 ordinary shares, par value $1.00 per share, of the Company (the "Ordinary Shares"). The Company shall issue such Ordinary Shares pro rata in proportion to the number of Class B Shares held by each of Trident and the Trident Funds immediately prior to such exchange.

      (f) Exchange of Class A Shares. Immediately following the exchanges of shares referred to in Sections 1(e), (g) and (h) hereof, but immediately prior to the Effective Time, Enstar shall (i) assign, transfer, convey and deliver all outstanding Class A Shares (as defined in the Company Bye-Laws) held by it to the Company free and clear of all Liens and (ii) deliver to the Company certificates representing such Class A Shares duly endorsed or accompanied by stock powers duly executed. Such Class A Shares will then be cancelled by the Company and may not be reissued. In exchange for such Class A Shares, the Company shall issue and deliver to Enstar certificates representing 2,972,892 non-voting convertible ordinary shares, par value $1.00 per share, of the Company (the "Non-Voting Convertible Ordinary Shares").

      (g) Exchange of Class C Shares. The Company Principal Shareholders, DG, DH and DR shall (i) assign, transfer, convey and deliver all outstanding Class C Shares (as defined in the Company Bye-Laws and including all Class C-1 Shares, Class C-2 Shares, Class C-3 Shares and Class C-4 Shares) held by them to the Company free and clear of all Liens and (ii) deliver to the Company certificates representing such Class C Shares duly endorsed or accompanied by stock powers duly executed. Such Class C Shares will then be cancelled by the Company and may not be reissued. In exchange for such Class C Shares, the Company shall issue and deliver to the Company Principal Shareholders, DG, DH and DR certificates representing 3,636,612 Ordinary Shares. The Company shall issue such Ordinary Shares pro rata in proportion to the number of Class C Shares held by each such shareholder immediately prior to such exchange.

      (h) Exchange of Class D Shares. The Employee Shareholders shall (i) assign, transfer, convey and deliver all outstanding Class D Shares (including all Class D-1 Shares , Class D-2 Shares, Class D-3 Shares, Class D-4 Shares and Class D-5 Shares of the Company, as defined in the Company Bye-Laws) held by them to the Company free and clear of all Liens and (ii) deliver to the Company certificates representing such Class D Shares duly endorsed or accompanied by stock powers duly executed. The Company shall use its best efforts to cause any holders of Class D Shares that are not Parties to comply with the preceding sentence. In each case, such Class D Shares will then be cancelled by the Company and may not be reissued. In exchange for such Class D Shares, the Company shall issue and deliver to the Employee Shareholders and the other holders of Class D Shares certificates representing a total of 420,577 Ordinary Shares. The Company shall issue such Ordinary Shares pro rata in proportion to the number of Class D Shares held by each such Employee Shareholder and other holders of Class D

Shares immediately prior to such exchange. Subject to alternative arrangements that may be established pursuant to Section 8(i) hereof, to the extent that the Class D Shares to be surrendered and cancelled pursuant to this Section 1(h) are "Immature Class D Shares", as defined in the Company Bye-Laws, an entity designated by the Company and Enstar shall either hold and/or have the right to purchase the Ordinary Shares issued upon the exchange thereof for $0.001 per share from the holder thereof if the holder's employment with the Company or any of its subsidiaries is terminated prior to the time such Immature Class D Shares would have become Mature Class D Shares (as defined in the Company Bye-Laws) had they still been held by such holder. The entity designated by the Company and Enstar pursuant to the immediately preceding sentence must exercise this right within 60 days of such termination.

      (i) No Fractional Shares. No certificates or scrip representing fractional Ordinary Shares or Non-Voting Convertible Ordinary Shares shall be issued in respect of Class A Shares, Class B Shares, Class C Shares or Class D Shares. Notwithstanding any other provision of this Agreement, each holder of Class A Shares, Class B Shares, Class C Shares or Class D Shares exchanged pursuant hereto who would otherwise have been entitled to receive a fraction of an Ordinary Share or Non-Voting Convertible Ordinary Share shall receive, in lieu thereof, cash in an amount equal to the product of (i) such fractional part of an Ordinary Share or a Non-Voting Convertible Ordinary Share, as applicable, multiplied by (ii) the average closing price for an Ordinary Share as reported on Nasdaq for the five trading days immediately following the Recapitalization Time.

      (j) Effect of Recapitalization. From and after the Recapitalization Time,
(i) all Class A Shares, Class B Shares, Class C Shares and Class D Shares shall be cancelled and shall no longer be deemed to be outstanding and shall no longer have the status of such respective classes of capital stock of the Company, (ii) all rights of the holders of such shares shall cease, except for the right to receive Ordinary Shares or Non-Voting Convertible Ordinary Shares, if any, pursuant to this Agreement, and (iii) prior to surrender for exchange, certificates representing such shares shall be deemed to represent the number of Ordinary Shares or Non-Voting Convertible Ordinary Shares, if any, into which they are exchangeable pursuant to this Agreement.

      (k) Termination of Certain Agreements. Effective as of the Effective Time, the Share Purchase and Capital Commitment Agreement dated as of October 1, 2001, among the Company, Enstar, Trident, the Trident Funds, the Company Principals, the Company Principal Shareholders and the other members of the Company party thereto (as amended, supplemented or otherwise modified, the "Share Purchase and Capital Commitment Agreement"), and the Agreement Among Members dated as of November 29, 2001, among the Company, Enstar, Trident, the Trident Funds, the Company Principals, the Company Principal Shareholders and the other members of the Company party thereto (as amended, supplemented or otherwise modified, the "Agreement Among Members") shall automatically terminate and become null and void and of no further force or effect, and there shall be no further rights or obligations arising out of such agreements on the part of any party thereto. Each party thereto hereby irrevocably and unconditionally releases, settles, cancels, acquits, discharges, and acknowledges to be fully satisfied, any and all claims, contractual or otherwise, demands, costs, rights, causes of action, charges, debts, Liens, promises, obligations, complaints, losses, damages and any liability of whatever kind or nature, whether known or unknown, arising under the terms of such agreements effective upon such termination.

      Section 2. Board of Directors. Effective upon the Effective Time, the Company and the Shareholders shall cause the Board of Directors of the Company to consist of the following members: T. Whit Armstrong, Paul J. Collins, Gregory
L. Curl, T. Wayne Davis, J. Christopher Flowers, Nimrod T. Frazer, John J. Oros, Paul O'Shea, Nicholas Packer and Dominic F. Silvester; provided, that if, prior to Closing, any such individual is not willing or able to serve as a director, such individual shall be replaced by an individual nominated by the majority of the remaining directors. Such individuals shall be members of the Board of Directors of the Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Company's Memorandum of Association and the Amended and Restated Bye-Laws. As a condition to a director named in the first sentence of this Section 2 (or an agreed upon replacement) serving on the Board of Directors of the Company, such person will have entered into prior to the Recapitalization Time an indemnity agreement with the Company substantially in the form attached hereto as Exhibit C.

      Section 3. BHAL Share Purchase. At the Recapitalization Time, BI International shall, or shall cause its nominee holder Pembroke Company Limited to, (i) assign, transfer, convey and deliver the BHAL Shares to the Company or another Person designated by the Company free and clear of all Liens and (ii) deliver to the Company or such other Person certificates representing the BHAL Shares duly endorsed or accompanied by stock powers duly executed. In consideration for such BHAL Shares, the Company or such other Person shall pay at the Recapitalization Time an aggregate amount in cash equal to $6,200,167 to BI International by wire transfer of immediately available funds to the account designated by BI International.

      Section 4. Representation and Warranties of the Company. The Company represents and warrants to the other Parties, as of the date hereof and as of the Closing, as follows:

      (a) Shares. All issued and outstanding shares of the capital stock of the Company are, and when the Ordinary Shares and the Non-Voting Convertible Ordinary Shares are issued in connection with the Recapitalization, such shares will be, duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens or preemptive rights. The Company has reserved a sufficient number of Ordinary Shares for issuance upon conversion of all of the Non-Voting Convertible Ordinary Shares. There are no Class E Shares outstanding. The holders of the Class D Shares as of the date of this Agreement who are Parties hold, in aggregate, 94.9% of the Class D Shares outstanding as of the date of this Agreement. The Parties who have agreed to vote pursuant to Sections 8(g) and 8(i)(ii) hold sufficient voting power to effect the transactions contemplated by this Agreement, including without limitation the transactions required by Section 8(i)(ii).

      (b) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the consents and approvals identified in Section 4(d), to perform all of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (c) No Conflicts. Neither the execution, delivery or performance of this Agreement nor the compliance with the terms hereof by the Company will conflict with the constitutive documents of the Company or result in any breach of, or constitute a default under, any Law applicable to the Company or any of its properties or assets or any contract, agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound. Except for this Agreement, the Merger Agreement, the AICP, the Company Bye-Laws, the Agreement Among Members and as set forth on Schedule 4(c) attached hereto, there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Company to sell, transfer, assign, grant a participation interest in or option for, hypothecate or otherwise dispose of or encumber any shares of its capital stock, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any shares of the Company's capital stock from the Company.

      (d) No Consent or Approval Required. Except for the filing of the Amendments to the Memorandum of Association pursuant to Section 1(d) hereof, the approval of the Bermuda Monetary Authority of the BHAL Share Purchase and the issuance of Ordinary Shares and Non-Voting Convertible Ordinary Shares pursuant to this Agreement, the adoption and approval of this Agreement and the transactions contemplated hereby by the members of the Company, and the receipt of the permits, consents, approvals or authorizations of, or declarations to, or filings with, the Persons identified on Exhibit D attached hereto, no permit, consent, approval or authorization of, or declaration to, or filing with, any Person is required for the valid authorization, execution, delivery or performance by the Company of this Agreement.

      Section 5. Representations and Warranties of the Shareholders. Each Shareholder, severally and not jointly, represents and warrants to the other Parties, as of the date hereof and as of the Closing, as follows:

      (a) Authority. The Shareholder (other than any Shareholder that is an individual) has all requisite corporate (or similar) power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

      (b) No Conflicts. Neither the execution, delivery or performance of this Agreement nor the compliance with the terms hereof by the Shareholder will conflict with the organizational or constitutive documents of the Shareholder (if the Shareholder is not an individual) or result in any breach of, or constitute a default under, any Law applicable to the Shareholder or any of its properties or assets or any contract, agreement or instrument to which the Shareholder is a party or by which it or any of its properties or assets is bound.

      (c) No Consent or Approval Required. No permit, consent, approval or authorization of, or declaration to, or filing with, any Person is required for the valid authorization, execution, delivery or performance by the Shareholder of this Agreement.

      (d) Ownership of Shares. The Shareholder is the record and beneficial owner of the capital stock of the Company set forth opposite such Shareholder's name on Exhibit E attached hereto, if any (the "Company Shares"), and has good and marketable title to such Company Shares, free and clear of any Liens. The Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Company Shares set forth opposite such Shareholder's name on Exhibit E, if any. The Shareholder has sole power of disposition and sole power to demand dissenter's or appraisal rights with respect to all of its Company Shares and with no restrictions on such powers and rights. Except for this Agreement, the Company Bye-Laws, the Agreement Among Members and subscription agreements, which, if entered into after the date of this Agreement, shall be reasonably acceptable to Enstar, pursuant to which any holder of Class D Shares acquired such shares, there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Shareholder to sell, transfer, assign, grant a participation interest in or option for, hypothecate or otherwise dispose of or encumber any Company Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any Company Shares from such Shareholder.

      (e) Investment Purpose. The Shareholder is acquiring any Ordinary Shares and/or Non-Voting Convertible Ordinary Shares under this Agreement solely for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in any transaction or series of transactions that would be in violation of the securities laws of the United States or any state thereof or of any foreign securities laws. The Shareholder will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Ordinary Shares or Non-Voting Convertible Ordinary Shares acquired pursuant to this Agreement (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of such Ordinary Shares or Non-Voting Convertible Ordinary Shares) or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission thereunder (the "Act") and all applicable state securities or "blue sky" laws and all applicable foreign securities laws.

      (f) Accredited Investor. The Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the Act.

      Section 6. Additional Representations and Warranties of Trident Regarding BHAL Shares. Trident represents and warrants to the Company, as of the date hereof and as of the Closing, that: (i) Pembroke Company Limited is the record and BI International is the beneficial owner of, and BI International and Pembroke Company Limited have good and marketable title to, the BHAL Shares, free and clear of any Liens; (ii) BI International does not own, of record or beneficially, any shares of capital stock of BHAL other than the BHAL Shares;
(iii) Trident and its Affiliates through their ownership of BI International have sole power of disposition with respect to all of the BHAL Shares and with no restrictions on such rights, except with respect to BI International, where Pembroke Company Limited is the record owner of the BHAL Shares; and (iv) except for this Agreement and the Bye-Laws of BHAL, there are no agreements or arrangements of any kind, contingent or otherwise, obligating BI International to sell, transfer, assign, grant a participation interest in or option for, hypothecate or otherwise dispose of or encumber any of the BHAL Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the BHAL Shares.

      Section 7. Restrictive Legend. Each Shareholder acknowledges that the certificate or certificates representing the Ordinary Shares or the Non-Voting Convertible Ordinary Shares issued pursuant to the Recapitalization, as the case may be, shall bear an appropriate legend, which will include, without limitation, the following language:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AS SPECIFIED IN THE RECAPITALIZATION AGREEMENT OF THE ISSUER DATED AS OF MAY 23, 2006 (THE "RECAPITALIZATION AGREEMENT"), COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH OFFER, SALE,

          ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE RECAPITALIZATION AGREEMENT."

Upon the one year anniversary of the Effective Time, the legends set forth above shall be removed and the Company shall issue a certificate without such legends to the holder of any security upon which it is stamped, provided, however, that the Company shall not be required to remove the first legend stated above if the holder of such security is at such time an affiliate of the Company (as defined in Rule 144 under the Act) until the sale of such security has been registered under the Act or such security is sold pursuant to Rule 144 or Rule 145 under the Act or another available exemption under the Act. Each Shareholder agrees to sell all securities, including those represented by a certificate from which the legend has been removed, pursuant to an effective registration statement or in compliance with an exemption from the registration requirements of the Act. In the event the first legend stated above is removed from any security and thereafter the effectiveness of a registration statement covering such security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the applicable Shareholder(s), the Company may require that the above legend be placed on any such security that cannot then be sold pursuant to an effective registration statement or under Rule 144 or Rule 145 under the Act or another available exemption under the Act and the applicable Shareholder(s) shall cooperate in the prompt replacement of such legend.

      Section 8. Covenants of the Parties.

      (a) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, without limitation, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement, the Merger Agreement and applicable Laws to consummate the transactions contemplated herein and in the Merger Agreement, including making or obtaining (i) the approval of the Bermuda Monetary Authority of the BHAL Share Purchase and the issuance of Ordinary Shares and Non-Voting Convertible Ordinary Shares pursuant to this Agreement, (ii) the consents and approvals of the members of the Company to this Agreement, the transactions contemplated hereby and the other matters set forth in Section 8(g), (iii) the permits, consents, approvals or authorizations of, or declarations to, or filings with, the Persons identified on Exhibit D and (iv) all other permits, consents, approvals or authorizations of, or declarations to, or filings with, any Person that are required for the valid authorization, execution, delivery or performance by the Parties of this Agreement and by the parties to the Merger Agreement of the Merger Agreement.

      (b) Further Assurances. Without further consideration, each Party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to effect the matters contemplated herein or in the Merger Agreement.

      (c) Consent and Waiver. Each Party hereby consents to the consummation of the transactions contemplated by this Agreement and waives any requirements, restrictions or obligations under the Share Purchase and Capital Commitment Agreement or the Agreement Among Members arising out of the transactions contemplated hereby. Each Party hereby waives any dissenter's, appraisal or similar rights such party may have in respect of the transactions contemplated by this Agreement or the Merger Agreement.

      (d) Release of Directors. Effective at the Effective Time, each Party waives and releases each person who is a director or officer of the Company on the date of this Agreement or becomes a director or officer of the Company at any time between the date of this Agreement and the Recapitalization Time from all actions, claims and liabilities of any nature, in law or equity, known or unknown, and whether or not heretofore asserted, which such Party, as applicable, has or hereafter may have against any of such director or officer for any actions or omissions in respect of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby; provided, that the foregoing shall not be construed as a waiver or release of any action, claim or liability based on fraud, bad faith or intentional misconduct.

      (e) Nasdaq Listing. The Company shall use its reasonable best efforts to cause all Ordinary Shares to be issued in the Recapitalization to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Recapitalization Time.

      (f) Section 16 Matters. The Company shall, prior to the Recapitalization Time, take all such reasonable steps as may be required and are consistent with applicable law and regulations to cause any disposition of Class B Shares or acquisitions of Ordinary Shares in the transactions contemplated by this Agreement by each Person who is, or at the time of any such transaction may reasonably be deemed to be, subject to the requirements of Section 16 of the Exchange Act with respect to the Company, to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act.

      (g) Company Meeting of Shareholders; Vote. The Company shall duly take all necessary, proper and advisable action to call, give notice of, convene and hold a meeting of its shareholders on a date as soon as reasonably practicable (the "Company Shareholders Meeting") for the purpose of obtaining the vote of the shareholders of the Company for the adoption and approval of this Agreement and the transactions contemplated hereby, including without limitation any transactions required by Section 8(i)(ii). The Company Shareholders Meeting will be held within 30 days of the date hereof or at such later time as the Company and Enstar may agree in writing. From the date hereof until the termination of this Agreement, except to the extent waived in writing by Enstar, at any meeting of the shareholders of the Company, however called, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought, each Party shall vote (or cause to be voted) all of its Class A Shares, Class B Shares, Class C Shares and Class D Shares, if any, as the case may be, in favor of (i) adoption of this Agreement and the Merger Agreement, (ii) approval of the Recapitalization and the Merger and (iii) approval of the other transactions contemplated by this Agreement and the Merger Agreement, including without limitation any transactions required by Section 8(i)(ii). From the date hereof until the termination of this Agreement, each Party further agrees not to commit or agree to take any action inconsistent with the foregoing.

      (h) IRREVOCABLE PROXY. SOLELY FOR THE PURPOSE OF VOTING IN ACCORDANCE WITH
SECTION 8(G) OF THIS AGREEMENT, EACH SHAREHOLDER HEREBY IRREVOCABLY GRANTS TO AND APPOINTS NIMROD T. FRAZER AND JOHN J. OROS, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF ENSTAR, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF ENSTAR, AND EACH OF THEM INDIVIDUALLY, THE SHAREHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF THE SHAREHOLDER, TO REPRESENT AND VOTE (BY VOTING AT ANY MEETING OF THE SHAREHOLDERS OF THE COMPANY OR BY WRITTEN CONSENT IN LIEU THEREOF) WITH RESPECT TO ALL OF THE SHARES OWNED OR HELD BY SUCH SHAREHOLDER REGARDING THE MATTERS REFERRED TO IN SECTION 8(G) (IF, BUT ONLY IF, SUCH SHAREHOLDER FAILS TO VOTE AS SET FORTH IN SECTION 8(G)) UNTIL THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS THE SHAREHOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 8(H) IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH SHAREHOLDER WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. EACH SHAREHOLDER HEREBY REVOKES ANY AND ALL PREVIOUS PROXIES OR POWERS OF ATTORNEY GRANTED WITH RESPECT TO ANY OF THE SUBJECT SHARES OWNED OR HELD BY SUCH SHAREHOLDER REGARDING THE MATTERS REFERRED TO IN SECTION 8(H). NOTWITHSTANDING THE FOREGOING, THIS SECTION 8(H) SHALL NOT APPLY TO THE EXTENT IT IS INCONSISTENT WITH APPLICABLE BERMUDA LAW; PROVIDED, THAT, TO THE EXTENT ANY PROVISION OF THIS SECTION 8(H) DOES NOT APPLY AS A RESULT OF THIS SENTENCE, THE SHAREHOLDERS SHALL USE THEIR BEST EFFORTS TO ENTER INTO AN ALTERNATIVE ARRANGEMENT THAT ACCOMPLISHES THE ESSENTIAL

INTENT AND PURPOSE OF THIS SECTION 8(H) AND IS CONSISTENT WITH APPLICABLE BERMUDA LAW.

      (i) Class D Holders.

            (i) The Company shall use reasonable efforts to cause each holder of Class D Shares that is not a Party to become a Party with all the same rights and obligations as if such holder had been a Party on the date hereof. If any holder of Class D Shares has not become a Party prior to the Company Shareholders Meeting, the Company and the other Parties shall, at the Company Shareholders Meeting, take such actions as may be necessary to cause all of the outstanding Class A Shares, Class B Shares, Class C Shares and Class D Shares to be exchanged (upon satisfaction of the conditions set forth in this Agreement) for the consideration contemplated to be exchanged for such shares in Section 1. Such actions may include amending the Bye-Laws to allow the Company to redeem Class D Shares for the same consideration as holders of Class D Shares would have received under this Agreement and carrying out such redemption (a "Bye-Law Amendment and Redemption") or taking such actions, including a merger, share conversion or other action, as may result in all Class D Shares being cancelled, provided that any action taken shall comply with applicable law and, except in the case of a Bye-Law Amendment and Redemption, shall be reasonably acceptable to Enstar and Trident. Within seven days after the date of this Agreement, the Company shall issue to Karl Wall a sufficient number of Class D Shares so that the holders of Class D Shares who are Parties shall hold in excess of 95% of the Class D Shares outstanding. Prior to issuing any other Class D Shares to any person or entity that is not a Party, the Company shall require such person to become a Party with all the same rights and obligations as if such holder had been a Party on the date hereof.

            (ii) Prior to Closing, the Company shall either establish (i) an entity with the sole purpose of exercising any of the rights set forth in the last two sentences of Section 1(h) with respect to Ordinary Shares issued in exchange for Immature Class D Shares (if the shares are held in custody by the Company) or to hold the Immature Class D Shares (if the shares will not be held in custody by the Company), or (ii) at the option of Enstar, alternative arrangements in order to accomplish a similar administrative ease for exercising such rights and to provide assurance that such Ordinary Shares are outstanding under relevant law. The Company shall use its reasonable best efforts to cause holders of the Immature Class D Shares to cooperate with such arrangements. The Company shall use its reasonable best efforts to obtain letter agreements from all holders of its Class D Shares who are not Parties establishing restrictions on transfer of the Ordinary Shares they receive in the Recapitalization for a period of one year that are substantially the same as those set forth in
      Section 13 of this Agreement.

      (j) Letter Agreement. Enstar shall not amend or agree to amend, modify or waive the requirements of the letter agreement (the "Letter Agreement") executed and delivered by the directors of Enstar on May 23, 2006 restricting their ability to transfer, among other things, Ordinary Shares for one year following the Effective Time without the prior written consent of the Company, Trident and two of the three Company Principals.

      Section 9. Benefit Plans of the Company. Effective upon, but subject to, consummation of the Merger, the Company shall (i) terminate its annual incentive compensation plan currently in effect for calendar year 2006 and reverse any and all accruals made in respect thereof without payment of any amounts relating thereto and (ii) establish an annual incentive compensation plan (the "AICP") the terms of which will be subject in each case to the approval of the Compensation Committee of the Company's Board of Directors. It is anticipated by the Parties that, with respect to services to be performed in each of calendar years 2006 through 2010, the AICP shall permit eligible employees to share in a bonus pool, which, the Parties anticipate will represent, in the aggregate, 15% of the Company's consolidated net after-tax profits and from which the Parties anticipate distributions shall be made in cash, Ordinary Shares, other securities of the Company, or the right to acquire Ordinary Shares or other securities of the Company, in such amounts per employee and in such form as shall be determined by the Compensation Committee of the Company's Board of Directors. The Company shall submit an employee benefits plan or plans relating to any such equity compensation to the shareholders of the Company for approval prior to the Effective Time. The Board of Directors of the Company shall determine whether and, if so, on what terms and conditions, the AICP shall continue in effect with respect to calendar years after 2010.

      Section 10. Conditions to Each Party's Obligations. The obligation of each Party to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions:

      (a) No Injunctions or Restraints, Illegality. No laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree issued by a court or other Governmental Entity of competent jurisdiction in the United States, the European Union or Bermuda shall be in effect, having the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated hereby.

      (b) Consents and Approvals. Except for the filing of the Amendments to the Memorandum of Association pursuant to Section 1(d) hereof, all permits, consents, approvals or authorizations of, or declarations to, or filings with, any Person that are required for the valid authorization, execution, delivery or performance by the Parties of this Agreement shall have been made or obtained, except for those the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken together after giving effect to the Merger.

      (c) Conditions to Effect the Merger. Each of the conditions to closing under Article VI of the Merger Agreement shall have been satisfied or waived by the parties entitled to waive such condition, other than the condition relating to the Company Recapitalization and any condition that by its nature is to be fulfilled at the Closing under the Merger Agreement, and each of the parties to the Merger Agreement shall be prepared to consummate the Merger.

      (d) Tax Opinion. Debevoise & Plimpton LLP shall have delivered to Enstar, Trident and the Trident Funds, prior to the Recapitalization Time on the Closing Date, a written opinion addressed to each such Person and dated as of such date, substantially in the form attached hereto as Exhibit F, to the effect that the Recapitalization will qualify as a reorganization under Section 368(a)(1)(E) of the Code.

      (e) Shareholder Consent. The Company shall have received at the Company Shareholder Meeting, or any adjournment thereof, the requisite consent of its members to this Agreement and the transactions contemplated hereby.

      Section 11. Additional Conditions to the Obligation of the Shareholders to Effect the Recapitalization. In addition to those conditions set forth in
Section 10 hereof, the obligation of each Shareholder to consummate the transactions contemplated hereby is subject to each of the representations and warranties of the Company set forth in Section 4 hereof being true and correct as of the date hereof and as of the Closing in all material respects and the Company having performed or complied in all material respects (and in the case of Sections 8(e) and 8(f), in all respects) with all agreements and covenants required to be performed by it under this Agreement at or prior to the consummation of the transactions contemplated hereby.

      Section 12. Additional Conditions to the Obligation of the Company. In addition to the conditions set forth in Section 10 hereof, the obligation of the Company to consummate the transactions contemplated hereby is subject to each of the representations and warranties of the Shareholders set forth in Sections 5 and 6 hereof being true and correct as of the date hereof and as of the Closing in all material respects and the Shareholders having performed or complied in all material respects with all agreements and covenants required to be performed by the Shareholders under this Agreement at or prior to the consummation of the transactions contemplated hereby.

      Section 13. Transfer Restrictions. Except as provided in regards to the Initial Request in Section 1(a) of the Registration Rights Agreement (as defined below), each Shareholder agrees not to sell, transfer, assign, grant a participation interest in or option for, pledge, hypothecate or otherwise dispose of or encumber (each, a "Transfer"), or enter into any agreement, contract or option with respect to the Transfer of, or commit or agree to take any of the foregoing actions with respect to, any of its Class A Shares, Class B Shares, Class C Shares or Class D Shares prior to Closing or any of its Ordinary Shares or Non-Voting Convertible Ordinary Shares for a period of one year following the Effective Time; provided that the foregoing restriction shall not apply to a Transfer (i) to the Company, (ii) following the Effective Time, other than in the case of an Employee Shareholder, to another Party other than an Employee Shareholder or to any party to the Letter Agreement, (iii) to a trust under which distributions may be made only to such Shareholder or his or her immediate family members, (iv) to a charitable remainder trust, the income from which will be paid to such Shareholder during his or her life, (v) to a corporation, partnership, limited liability company or other entity, all of the equity interests in which are held, directly or indirectly, by such Shareholder and his or her immediate family members, or (vi) in connection with a tender offer, merger, amalgamation, recapitalization, reorganization or similar transaction involving the Company, provided in the case of the foregoing clauses
(iii) - (v) that such Shareholder has sole, ultimate control of the entity referred to and such entity agrees to be bound by this Agreement. Any attempt by the Shareholder, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Ordinary Shares or the Non-Voting Convertible Ordinary Shares, or any interest therein, or any rights relating thereto, without complying with the provisions of this Agreement, shall be void and of no effect.

      Section 14. Registration Rights. Concurrently with the Closing, the Company and certain shareholders of the Company listed therein shall enter into a registration rights agreement in the form of Exhibit G attached hereto (the "Registration Rights Agreement"), pursuant to which, on the terms and conditions thereto, certain shareholders of the Company as provided for therein will be granted registration rights with respect to the Ordinary Shares received by or issuable to them as provided for therein.

      Section 15. Miscellaneous.

      (a) Termination. This Agreement shall terminate upon the earlier of the termination of the Merger Agreement in accordance with its terms and the termination of the Support Agreement pursuant to Section 5.1(b), (c) or (d) thereof. Upon termination of this Agreement in accordance with this Section 15(a), this Agreement shall become null and void and of no further force or effect with no liability on the part of any Party; provided, that such termination shall not relieve any Party from any liability arising from a willful breach of this Agreement.

      (b) Fees and Expenses. Whether or not, in each case, the Merger or any of the transactions contemplated herein are consummated, all fees and expenses incurred in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees and expenses; provided, that the Company shall reimburse all reasonable out-of-pocket fees and expenses incurred in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby by the holders of the Class B Shares, the

Class C Shares and the Class D Shares; provided, further, that the reimbursement for the holders of the Class B Shares shall be subject to a cap of $150,000.

      (c) Non-Survival. None of the representations or warranties in this Agreement, including any rights arising out of any breach of such representations or warranties shall survive the Effective Time.

      (d) Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

      (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to its principles and rules of conflict of laws to the extent such principles or rules would require the application of the law of another jurisdiction.

      (f) Jurisdiction. Each of the Parties consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement.

      (g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT.

      (h) Amendment, Waivers, etc. Neither this Agreement nor any term hereof may be amended other than by an instrument in writing signed by each of the Company, Enstar, Trident, the Company Principals and the Company Principal Shareholders; provided, that this Agreement may not be amended in a manner that materially and adversely affects the rights or obligations of the Employee Shareholders without the approval by holders of a majority of the Company Shares held by the Employee Shareholders. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the Party against whom the enforcement of such waiver, discharge or termination is sought; provided, that the majority in interest of the Company Principal Shareholders may waive, discharge or terminate any condition set forth herein to the obligations of the Company Principal Shareholders and the Employee Shareholders.

      (i) Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a Party without the prior consent of the Company, Enstar and the Company Principals, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the Parties. Nothing in this Agreement shall be construed as giving any Person, other than the Parties and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

      (j) Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic confirmation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a Party may designate to the other Parties:

          (i)  if to the Company to:

               Castlewood Holdings Limited
               P.O. Box HM 2267
               Windsor Place, 3rd Floor
               18 Queen Street
               Hamilton HM JX
               Fax:  (441) 292-6603
               Attention:  Paul O'Shea

               with a copy to:

               Drinker Biddle & Reath LLP
               One Logan Square
               18th and Cherry Streets
               Philadelphia, PA  19103
               Fax:  (215) 988-2757
               Attention:  Daniel W. Krane, Esq.

         (ii)  if to Enstar to:

               The Enstar Group, Inc.
               The Thompson House
               401 Madison Avenue

               Montgomery, Alabama 36104
               Fax:  (646) 349-4897
               Attention:  John J. Oros

               with a copy to:

               Debevoise & Plimpton LLP
               919 Third Avenue
               New York, NY  10022
               Fax:  (212) 909-6836
               Attention:  Robert F. Quaintance, Jr., Esq.

        (iii)  if to Trident or the Trident Funds to:

               Trident II, L.P.
               c/o Stone Point Capital LLC
               20 Horseneck Lane
               Greenwich, CT  06830
               Fax:  (203) 862-2924
               Attention: David J. Wermuth, Esq.
                          Principal and General Counsel

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, NY  10036
               Fax:  (917) 777-2000
               Attention: Robert J. Sullivan, Esq.
                          Todd E. Freed, Esq.

         (iv) if to DS, POS, NAP, the Company Principal Shareholders or the Employee Shareholders to:

               Paul O' Shea

               Allegro Insurance & Risk Management Ltd.
               Burnaby Building
               16 Burnaby Street
               Hamilton, HM08
               Bermuda
               Fax:  (441) 292-6603
               Attention:  Paul O'Shea

               with a copy to:

               Drinker Biddle & Reath LLP
               One Logan Square
               18th and Cherry Streets
               Philadelphia, PA  19103
               Fax:  (215) 988-2757
               Attention:  Daniel W. Krane, Esq.

      (k) Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      (l) Severability. If any term or provision of this Agreement is held to be invalid, illegal, incapable of being enforced by any rule of law, or public policy, or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

      (m) Entire Agreement. This Agreement, including the Exhibits and schedules attached hereto, the Merger Agreement and the Confidentiality Agreement constitute the full and entire understanding and agreement of the Parties with respect to the subject matter hereof and supersede all other prior understandings or agreements among the Parties relating to the subject matter hereof.

      (n) Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      (o) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                              CASTLEWOOD HOLDINGS LIMITED

                              By: /s/ R. J. HARRIS
                                 -----------------------------------
                              Name:  R. J. Harris
                              Title: Chief Financial Officer


                              THE ENSTAR GROUP, INC.

                              By:  /s/ NIMROD T. FRAZER
                                  ---------------------------------
                              Name:  Nimrod T. Frazer
                              Title: Chairman and CEO

                              TRIDENT II, L.P.
                              By:  Trident Capital II, L.P.
                              Its sole general partner

                              By:  DW Trident GP, LLC, a general partner

                              By:  /s/ DAVID WERMUTH
                                  ----------------------------------
                              Name:  David Wermuth
                              Title: Principal

                              MARSH & McLENNAN CAPITAL
                              PROFESSIONALS FUNDS, L.P.

                              By:  Stone Point Capital LLC,
                                   as manager

                              By:  /s/ DAVID WERMUTH
                                   ---------------------------------
                              Name:  David Wermuth
                              Title: Principal

                              MARSH & McLENNAN EMPLOYEES'
                              SECURITIES COMPANY, L.P.
                              By:  Marsh & McLennan GP I, Inc.,
                                   Its sole general partner

                              By:  Stone Point Capital LLC, its attorney-in-fact

                              By:  /s/ DAVID WERMUTH
                                   ---------------------------------
                              Name:  David Wermuth
                              Title: Principal


                              DOMINIC F. SILVESTER

                               /s/ DOMINIC F. SILVESTER
                               -------------------------------------


                              PAUL J. O'SHEA


                              /s/ PAUL J. O'SHEA
                              --------------------------------------

                              NICHOLAS A. PACKER

                              /s/ NICHOLAS A. PACKER
                              --------------------------------------


                              The COMMON SEAL of R&H TRUST CO. (NZ) LIMITED, as trustee of THE LEFT TRUST was hereunto affixed in the presence of

                              By:/s/ BRYCE M. R. SMITH
                                 -----------------------------------
                              Name: Bryce M. R. Smith
                              Title:  Director

                              By:/s/ PRUE J. ANDERSON
                                 -----------------------------------
                              Name: Prue J. Anderson
                              Title:  Director

                              [Affixed Seal]

                              The COMMON SEAL of R&H TRUST CO. (BVI) LTD., as trustee of THE RIGHT TRUST was hereunto affixed in the presence of

                              By:  /s/ EDITH STEEL
                                   ---------------------------------
                              Name:  Edith Steel
                              Title:  Director

                              By:  /s/ KENNETH MORGAN
                                  ----------------------------------
                              Name:  Kenneth Morgan
                              Title:  Director

                              [Affixed Seal]

                              The COMMON SEAL of R&H TRUST CO. (BVI) LTD., as trustee of THE ELBOW TRUST was hereunto affixed in the presence of

                              By:  /s/ EDITH STEEL
                                   ---------------------------------
                              Name:  Edith Steel
                              Title:  Director

                              By:  /s/ KENNETH MORGAN
                                  ----------------------------------
                              Name:  Kenneth Morgan
                              Title:  Director

                              [Affixed Seal]


                              The COMMON SEAL of R&H TRUST CO. (BVI) LTD., as trustee of THE HOVE TRUST was hereunto affixed in the presence of

                              By:  /s/ EDITH STEEL
                                   ---------------------------------
                              Name:  Edith Steel
                              Title:  Director

                              By:  /s/ KENNETH MORGAN
                                  ----------------------------------
                              Name:  Kenneth Morgan
                              Title:  Director

                              [Affixed Seal]

                              STEVE ALDOUS

                                /s/ STEVE ALDOUS
                              --------------------------------------

                              ANDY BROADBENT

                                /s/ ANDY BROADBENT
                              --------------------------------------

                              STEVE GIVEN

                                /s/ STEVE GIVEN
                              --------------------------------------

                              DAVID GRISLEY

                                /s/ DAVID GRISLEY
                              --------------------------------------

                              DAVID HACKETT

                                /s/ DAVID HACKETT
                              --------------------------------------

                              RICHARD HARRIS

                                /s/ RICHARD HARRIS
                              --------------------------------------

                              TIM HOUSTON

                                /s/ TIM HOUSTON
                              --------------------------------------

                              ADRIAN KIMBERLEY

                                /s/ ADRIAN KIMBERLEY
                              --------------------------------------

                              STEVE NORRINGTON

                                /s/ STEVE NORRINGTON
                              --------------------------------------

                              DAVID ROCKE

                                /s/ DAVID ROCKE
                              --------------------------------------

                              DUNCAN SCOTT

                                /s/ DUNCAN SCOTT
                              --------------------------------------

                              ALAN TURNER

                                /s/ ALAN TURNER
                              --------------------------------------

                              DUNCAN McLAUGHLIN

                                /s/ DUNCAN McLAUGHLIN
                              --------------------------------------

                              KARL WALL

                                /s/ KARL WALL
                              --------------------------------------

                                  Schedule 4(c)

1. Subscription agreements reasonably acceptable to Enstar to be entered into by the Company and certain employees with respect to the issuance of up to 198 Class D Shares. Other than the issuance of such shares, the preceding sentence does not constitute an exception to the representations. Notwithstanding anything herein to the contrary, at no time shall the Company permit the parties to this Agreement to hold fewer than 80% of the Class D Non-Voting Ordinary Shares and at no time shall the Company permit the number of holders of such shares to be greater than 35.

                                    EXHIBIT A

The Company's name shall be changed to Enstar Group Limited.

The Company's authorized share capital shall be increased to US$156,000,000, divided into 100,000,000 ordinary shares, par value US$1.00 per share, 6,000,000 non-voting convertible ordinary shares, par value US$1.00 per share, and 50,000,000 preference shares, par value US$1.00 per share.

                                                                       EXHIBIT B

                                     FORM OF

                           SECOND AMENDED AND RESTATED

                                   BYE-LAWS OF

                              ENSTAR GROUP LIMITED

                 (FORMERLY KNOWN AS CASTLEWOOD HOLDINGS LIMITED)

                                TABLE OF CONTENTS

                                 INTERPRETATION

1.    Definitions

                                     SHARES
2.    Power to Issue Shares
3.    Power of the Company to Purchase its Shares
4.    Rights Attaching to Shares
5.    Calls on Shares
6.    Prohibition on Financial Assistance
7.    Forfeiture of Shares
8.    Share Certificates
9.    Fractional Shares

                             REGISTRATION OF SHARES
10.   Register of Members
11.   Registered Owner Absolute Owner
12.   Transfer of Registered Shares
13.   Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL
14.   Power to Alter Capital
15.   Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION
16.   Dividends
17.   Power to Set Aside Profits
18.   Method of Payment
19.   Capitalisation

                               MEETINGS OF MEMBERS
20.   Annual General Meetings
21.   Special General Meetings
22.   Requisitioned General Meetings
23.   Notice
24.   Giving Notice
25.   Postponement or Cancellation of General Meeting
26.   Attendance and Security at General Meetings
27.   Quorum at General Meetings
28.   Chairman to Preside
29.   Voting on Resolutions
30.   Power to Demand Vote on Poll
31.   Voting by Joint Holders of Shares
32.   Instrument of Proxy
33.   Representation of Corporate Member
34.   Adjournment of General Meeting
35.   Written Resolutions
36.   Directors' Attendance at General Meetings

                             DIRECTORS AND OFFICERS
37.   Election of Directors
38.   Classes of Directors
39.   Term of Office of Directors
40.   Alternate Directors
41.   Removal of Directors
42.   Vacancy in the Office of Director
43.   Remuneration of Directors
44.   Defect in Appointment of Director
45.   Directors to Manage Business
46.   Powers of the Board of Directors
47.   Register of Directors and Officers
48.   Officers
49.   Appointment of Officers
50.   Duties of Officers
51.   Remuneration of Officers
52.   Conflicts of Interest
53.   Indemnification and Exculpation of Directors and Officers

                                 MEETINGS OF THE
                               BOARD OF DIRECTORS
54.   Board Meetings
55.   Notice of Board Meetings
56.   Participation in Meetings by Telephone
57.   Quorum at Board Meetings
58.   Board to Continue in Event of Vacancy
59.   Chairman to Preside
60.   Written Resolutions
61.   Validity of Prior Acts of the Board

                                CORPORATE RECORDS
62.   Minutes
63.   Place Where Corporate Records Kept
64.   Form and Use of Seal

                                    ACCOUNTS
65.   Books of Account
66.   Financial Year End

                                     AUDITS
67.   Annual Audit
68.   Appointment of Auditors
69.   Remuneration of Auditors
70.   Duties of Auditors
71.   Access to Records
72.   Financial Statements
73.   Distribution of Auditors Report
74.   Vacancy in the Office of Auditor

                            VOLUNTARY WINDING-UP AND
                                  DISSOLUTION
75.   Winding-Up

                             CHANGES TO CONSTITUTION
76.   Changes to Bye-laws
77.   Discontinuance

                              CERTAIN SUBSIDIARIES
78.   Voting of Subsidiary Shares
79.   Bye-laws or Articles of Association of Certain Subsidiaries

ENSTAR GROUP LIMITED                                                      Page 1

                                 INTERPRETATION

1.    DEFINITIONS

      1.1 In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

            Act the Companies Act 1981 as amended from time to time;

            Auditor                 includes an individual or partnership;

            Board the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

            Company the company for which these Bye-laws are approved and confirmed;

            Director                a director of the Company;

            Group the Company and every company and other entity which is for the time being controlled by or under common control with the Company (for these purposes, "control" means the power to direct management or policies of the person in question, whether by means of an ownership interest or otherwise);

            Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

ENSTAR GROUP LIMITED                                                      Page 2

            notice written notice as further provided in these Bye-laws unless otherwise specifically stated;

            Officer any person appointed by the Board to hold an office in the Company;

            Register of Directors   the register of directors and
            and Officers            officers referred to in these Bye-laws;

            Register of Members     the register of members referred to in these
                                    Bye-laws;

            Resident Representative any person appointed to act as resident representative and includes any deputy or assistant resident representative; and

            Secretary               the person appointed to perform any or all
                                    of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary.

      1.2   In these Bye-laws, where not inconsistent with the context:

            (a) words denoting the plural number include the singular number and vice versa;

            (b) words denoting the masculine gender include the feminine and neuter genders;

            (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

            (d)   the words:

                  (i)   "may" shall be construed as permissive; and

                  (ii)  "shall" shall be construed as imperative; and

            (e) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

ENSTAR GROUP LIMITED                                                      Page 3

      1.3 In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

      1.4 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.    POWER TO ISSUE SHARES

      2.1 Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

      2.2 Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.    POWER OF THE COMPANY TO PURCHASE ITS SHARES

      The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

4.    RIGHTS ATTACHING TO SHARES

      4.1 At the date these Bye-laws are adopted, the share capital of the Company shall be divided into three classes: (i) 100,000,000 ordinary shares of par value US$1.00 each (the "Common Shares"),
            (ii) 6,000,000 non-voting convertible ordinary shares of par value US$1.00 each (the "Non-Voting Convertible Common Shares") and (iii) 50,000,000 preference shares of par value US$1.00 each (the "Preference Shares").

ENSTAR GROUP LIMITED                                                      Page 4

      4.2 The holders of Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

                  (a)   be entitled to one vote per share;

                  (b) be entitled to such dividends as the Board may from time to time declare on a pari passu basis with the Non-Voting Convertible Common Shares;

                  (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company on a pari passu basis with the Non-Voting Convertible Common Shares; and

                  (d) generally be entitled to enjoy all of the rights attaching to shares.

      4.3 The holders of Non-Voting Convertible Common Shares shall, subject to the provisions of these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

            (a) be entitled to such dividends as the Board may from time to time declare on a pari passu basis with the Common Shares;

            (b) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company on a pari passu basis with the Common Shares; and

            (c) generally be entitled to enjoy all of the rights attaching to Common Shares, but shall not be entitled to vote.

            Each Non-Voting Convertible Common Share shall be automatically converted into one Common Share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of the Common Shares or the Non-Voting Convertible Common Shares after the date of the adoption of these Bye-laws, immediately prior to any transfer by the registered holder of such Non-Voting Convertible Common Share, whether or not for value, except for transfers to a nominee or

ENSTAR GROUP LIMITED                                                      Page 5

            Affiliate of such holder in a transfer that will not result in a change of beneficial ownership (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or to a person that already holds Non-Voting Convertible Common Shares.

      4.4 The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or the Non-Voting Convertible Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (a) the number of shares constituting that series and the distinctive designation of that series;

            (b) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

            (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

            (d) whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

            (e) whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase,

ENSTAR GROUP LIMITED                                                      Page 6

                  which amount may vary under different conditions and at different redemption or repurchase dates;

            (f) whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

            (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

            (i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

      4.5 Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

      4.6 At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board,

ENSTAR GROUP LIMITED                                                      Page 7

            including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

      4.7   (a)   The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder or 9.5%
                  Direct Foreign Shareholder Group. The Board shall implement the foregoing in the manner provided herein; provided, that the foregoing provision and the remainder of this Bye-law 4.7 shall not apply in the event that one Member of the Company owns greater than 75% of the issued and outstanding shares of the Company.

            (b) The Board shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps, including those specified in Bye-law 4.9, necessary to ascertain, through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Shareholder or a Tentative 9.5% Direct Foreign Shareholder Group.

            (c) In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided, that in the event of a tie, the reduction shall apply first to the Member whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder's economic interest in (as opposed to voting control with respect to) such shares. The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board of Directors may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to

ENSTAR GROUP LIMITED                                                      Page 8

                  avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates. For the avoidance of doubt, in applying the provisions of Bye-laws 4.7 through 4.10, a share may carry a fraction of a vote.

            (d) Immediately after completing the adjustment of voting power provided for in Bye-law 4.7(c), in the event that a Tentative 9.5% Direct Foreign Shareholder Group exists, the aggregate votes conferred by shares held by the Tentative 9.5% Direct Foreign Shareholder Group shall be reduced to the extent necessary to cause such Shareholder or Shareholders to no longer constitute a 9.5% Direct Foreign Shareholder Group.

            (e) "9.5% Direct Foreign Shareholder Group" means a shareholder that is not a U.S. Person or a group of commonly controlled shareholders that are not U.S. Persons, in either case who owns shares that constitute more than nine and one-half percent (9.5%) of the voting power of all shares of the Company and that are attributable to a U.S. Person under
                  Section 958 of the Code.

            (f) "Attribution Percentage" shall mean, with respect to a Member, the percentage of the Member's shares that are treated as Controlled Shares of a Tentative 9.5% Shareholder.

            (g) "Controlled Shares" in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the Code.

            (h) "9.5% U.S. Shareholder" means a "United States person" as defined in the Code (a "U.S. Person") whose Controlled Shares constitute more than nine and one-half percent (9.5%) of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

            (i) "Tentative 9.5% U.S. Shareholder" means a U.S. Person that, but for adjustments to the voting rights of shares pursuant to Bye-laws 4.7 through 4.8, would be a 9.5% U.S. Shareholder.

            (j) "Tentative 9.5% Direct Foreign Shareholder Group" means a shareholder that is not a U.S. Person or a group of commonly controlled shareholders that are not U.S. Persons

ENSTAR GROUP LIMITED                                                      Page 9

                  that, but for adjustments to the voting rights of shares pursuant to Bye-laws 4.7 through 4.8, would be a 9.5% Direct Foreign Shareholder Group.

      4.8 In addition to the provisions of Bye-law 4.7, any shares shall not carry any right to vote to the extent that the Board of Directors determines, in its reasonable discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates, provided, that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Shareholder or a 9.5% Direct Foreign Shareholder Group.

      4.9 Prior to any date on which Members shall vote on any matter, the Board of Directors shall (a) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-laws 4.7 through 4.10, (b) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 4.7 through 4.10 and
            (c) notify each Member of the voting power conferred by its shares determined in accordance with Bye-laws 4.7 through 4.10.

      4.10  (a)   Subject to the provisions of this Bye-law 4.10, the Company shall have the authority to reasonably request from any Member, and such Member shall promptly provide to the Company, such information as the Company may reasonably request for the purpose of (i) determining whether any Member's voting rights are to be adjusted pursuant to Bye-laws 4.7 though 4.10, (ii) determining whether the Company would realize any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953(c) of the Code and (iii) determining whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty.

            (b) Any information provided by each Member to the Company pursuant to this Bye-law 4.10 shall be deemed "confidential information" (the "Confidential Information") and shall be used by the Company solely for the purposes contemplated by this Bye-law 4.10 (except as otherwise may be required by applicable law or regulation). The Company shall hold such Confidential Information in strict confidence and shall not disclose any Confidential Information that it receives, except
                  (i) to the U.S. Internal Revenue Service

ENSTAR GROUP LIMITED                                                     Page 10

                  (the "Service") if and to the extent the Confidential information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations pursuant to Bye-laws 4.7 though 4.10,
                  (iii) to directors, officers and employees of the Company and
                  (iv) as otherwise required by law or regulation. The Company shall take measures reasonably practicable to provide for the continued confidentiality of the Confidential Information and shall grant the persons referred to in the preceding clauses
                  (ii) and (iii) access to the Confidential Information only (x) to the extent necessary, as appropriate, to allow them to assist the Company in any analysis required pursuant to Bye-laws 4.7 through 4.10, (y) to determine whether the Company would realize any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953(e) of the Code and (z) to determine whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty. Prior to granting access to the Confidential Information to any such persons, the Company shall inform them of the information's confidential nature and of the provisions of this Bye-law 4.10 and shall require them to abide by all the provisions hereof. For the avoidance of doubt, the Company shall be permitted to disclose to the Members and others the relative voting percentages of the Members after application of Bye-laws 4.7 though 4.10. At the written request of a Member, the Confidential Information of such Member shall be destroyed or returned to such Member after the later to occur of (i) such Member no longer being a Member or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information obtained for purposes of engaging in any tax related analysis.

            (c) The Company shall (i) notify a Member of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such Member and, prior to such disclosure, shall permit, if practicable, such Member a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Bye-law 4.10, and (ii) if, in the absence of a protective order, such disclosure is required in the reasonable opinion of counsel to the Company, the Company shall make such disclosure without liability hereunder; provided that the Company shall use commercially reasonable efforts to furnish only that portion of the Confidential Information that is legally required, shall give such Member notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the reasonable request of such Member and at its expense, shall use commercially reasonable efforts to ensure that confidential treatment will be accorded to all such disclosed information.

ENSTAR GROUP LIMITED                                                     Page 11

            (d) The Board may rely in good faith exclusively on the analysis, deliberation, reports and other communications of those persons specified in Bye-law 4.10(b) with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to (i) determining whether the Company would realize any income that would be included in the income of any Member (or any interest holder, whether direct or indirect, of any Member) by operation of Section 953(c) of the Code or implementing any provisions of these Bye-laws and
                  (ii) determining whether the Company or any of its subsidiaries would be entitled to the benefits of a tax treaty.

            (e) If any Member fails to respond to a reasonable request for information by the Company pursuant to Bye-law 4.10(a) within seven business days of such request, or submits incomplete or inaccurate information in response to such a reasonable request, the Directors may in their reasonable discretion (after considering the circumstances described in any response to the request by the Member and providing the Member with a cure period of such length as the Board may reasonably determine under the circumstances) determine that such Member's shares shall carry no voting rights in which case such shares shall not carry any voting rights until otherwise determined by the Directors in their reasonable discretion.

            (f) Any holder of shares that is a corporation, partnership, limited liability company or other entity or a U.S. Person shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the owner of Controlled Shares that constitute 9.5% or more of the voting power of all shares.

            (g) Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member's failure to respond to, or submission of incomplete or inaccurate information in response to, a request under subparagraph (a) of this Bye-law or from such Member's failure to give notice under subparagraph (b) of this Bye-law.

5.    CALLS ON SHARES

      5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such

ENSTAR GROUP LIMITED                                                     Page 12

            rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

      5.2 Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

      5.3 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

      5.4 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.    PROHIBITION ON FINANCIAL ASSISTANCE

      The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.    FORFEITURE OF SHARES

      7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

           Notice of Liability to Forfeiture for Non-Payment of Call
                      Enstar Group Limited (the "Company")

            You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 20[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the

ENSTAR GROUP LIMITED                                                     Page 13

            Company, on the [ ] day of [ ], 20[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 20[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

            Dated this [ ] day of [ ], 20[  ]

            ------------------------------------------------
            [Signature of Secretary] By Order of the Board

      7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

      7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

      7.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.    SHARE CERTIFICATES

      8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

      8.2 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

ENSTAR GROUP LIMITED                                                     Page 14

      8.3 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.    FRACTIONAL SHARES

      The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.   REGISTER OF MEMBERS

      10.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

      10.2 The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.   REGISTERED HOLDER ABSOLUTE OWNER

      The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.   TRANSFER OF REGISTERED SHARES

      12.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

ENSTAR GROUP LIMITED                                                     Page 15

                          Transfer of a Share or Shares

                      Enstar Group Limited (the "Company")

            FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

            DATED this [ ] day of [ ], 20[  ]

            Signed by:                             In the presence of:

            --------------------------             --------------------------
            Transferor                             Witness

            Transferee                             Witness
            --------------------------             --------------------------

      12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

      12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

      12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

      12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

      12.6 Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

ENSTAR GROUP LIMITED                                                     Page 16

      12.7  (a)   The Directors may decline to register any transfer of shares if it appears to the Directors, in their reasonable discretion, after taking into account, among other things, the limitation on voting rights contained in these Bye-laws, that any non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares that constitute 9.5% or more of the value of the Company or the voting shares of the Company (but subject to the provisions of Bye-laws 4.7 through 4.10)). The Directors shall have the authority to reasonably request from any holder of shares, and such holder of shares shall provide, such information as the Directors may reasonably request for the purpose of determining whether any transfer should be permitted.

            (b) Subject to any applicable requirements of the Nasdaq National Market or other quotation system or exchange, the Directors
                  (a) may decline to register any transfer of shares, unless (i) a written opinion from counsel reasonably acceptable to the Company shall have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required or (ii) an effective registration statement under the U.S. Securities Act of 1933, as amended, is in place covering the shares to be transferred and (b) shall decline to register any transfer of shares if the transferee shall not have been approved by applicable governmental authorities if such approval is required in respect of such transfer.

            (c) If the Board refuses to register a transfer of any share the Secretary shall, within ten business days after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice detailing the nature of the refusal.

13.   TRANSMISSION OF REGISTERED SHARES

      13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly

ENSTAR GROUP LIMITED                                                     Page 17

            held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its reasonable discretion, decide as being properly authorised to deal with the shares of a deceased Member.

      13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

                      Enstar Group Limited (the "Company")

            I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

            DATED this [ ] day of [ ], 20[  ]

            Signed by:                              In the presence of:

            ----------------------------------      -------------------------
            Transferor                              Witness

            ----------------------------------      -------------------------
            Transferee                              Witness

      13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to

ENSTAR GROUP LIMITED                                                     Page 18

            decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

      13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

      13.5 If the Directors in their reasonable discretion determine that share ownership by any person may result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares that constitute 9.5% or more of the value of the Company or the voting shares of the Company (but subject to the provisions of Bye-laws 4.7 through 4.10)), the Company will have the option but not the obligation to repurchase or assign to a third party the right to purchase the minimum number of shares held by such person which is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price determined in the good faith discretion of the Directors to represent such shares' fair market value; provided, that (a) if the shares are not traded on a quotation system or securities exchange in or outside the United States, the fair market value per share shall be determined by the Directors without a minority discount and without a liquidity discount or (b) if the shares are traded on a quotation system or securities exchange, the fair market value per share shall be determined by the Directors based on the average of the last sales price per share or if there is none, the average of the bid and asked price per share, without a minority discount and without a liquidity discount, in each case for the eight business days prior to the repurchase date. If a Member disagrees with any price so determined by the Board, the fair market value per share will be determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to such Member.

                           ALTERATION OF SHARE CAPITAL

14.   POWER TO ALTER CAPITAL

ENSTAR GROUP LIMITED                                                     Page 19

      14.1 The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

      14.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.   VARIATION OF RIGHTS ATTACHING TO SHARES

      If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION

16.   DIVIDENDS

      16.1 The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

      16.2 The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

      16.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

ENSTAR GROUP LIMITED                                                     Page 20

      16.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.   POWER TO SET ASIDE PROFITS

      The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.   METHOD OF PAYMENT

      18.1 Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

      18.2 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

      18.3 Any dividend and or other monies payable in respect of a share which has remained unclaimed for 7 years, or such other period of time as may be required pursuant to the listing standard of the Nasdaq National Market or such other quotation system or exchange applicable to the Company's shares from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

ENSTAR GROUP LIMITED                                                     Page 21

      18.4 The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law
            18.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

19.   CAPITALISATION

      19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

      19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.   ANNUAL GENERAL MEETINGS

      The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman or the Board shall appoint.

21.   SPECIAL GENERAL MEETINGS

      The President or the Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

ENSTAR GROUP LIMITED                                                     Page 22

22.   REQUISITIONED GENERAL MEETINGS

      The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

23.   NOTICE

      23.1 At least ten days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

      23.2 At least ten days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

      23.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

      23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

      23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

ENSTAR GROUP LIMITED                                                     Page 23

24.   GIVING NOTICE

      24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

      24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

      24.3 Save as provided by Bye-law 24.4, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, at the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

      24.4 Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.

      24.5 The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

25.   POSTPONEMENT OR CANCELLATION OF GENERAL MEETING

      The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws

ENSTAR GROUP LIMITED                                                     Page 24

      (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

26.   ATTENDANCE AND SECURITY AT GENERAL MEETINGS

      26.1 Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

      26.2 The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board is, and at any general meeting, the chairman of such meeting is, entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.   QUORUM AT GENERAL MEETINGS

      27.1 At any general meeting of the Company two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business.

      27.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice

ENSTAR GROUP LIMITED                                                     Page 25

      of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

28.   CHAIRMAN TO PRESIDE

      Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.   VOTING ON RESOLUTIONS

      29.1 Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

      29.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

      29.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person at such meeting and every person holding a valid proxy at such meeting shall have one vote for each share entitled to vote at the meeting of which such person is the holder or for which such person holds a proxy and shall cast such vote by raising his or her hand.

      29.4 At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

      29.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular

ENSTAR GROUP LIMITED                                                     Page 26

      majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

30.   POWER TO DEMAND A VOTE ON A POLL

      30.1 Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

            (a)   the chairman of such meeting; or

            (b) at least three Members present in person or represented by proxy; or

            (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

            (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

      30.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person at such meeting and every person holding a valid proxy at such meeting shall have one vote for each share entitled to vote at the meeting of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

      30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in

ENSTAR GROUP LIMITED                                                     Page 27

            such manner and at such time and place at such meeting as the chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

      30.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.   VOTING BY JOINT HOLDERS OF SHARES

      In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.   INSTRUMENT OF PROXY

      32.1 A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

                                      Proxy
                      Enstar Group Limited (the "Company")

            I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [ ] day of [ ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

            Signed this [ ] day of [ ], 20[ ]

            ---------------------------------

            Member(s)

ENSTAR GROUP LIMITED                                                     Page 28

            or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

      32.2 The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

      32.3 A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

      32.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.   REPRESENTATION OF CORPORATE MEMBER

      33.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

      33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.   ADJOURNMENT OF GENERAL MEETING

      34.1 The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

ENSTAR GROUP LIMITED                                                     Page 29

      34.2 In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

            (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

            (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

            (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

      34.3 Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.   WRITTEN RESOLUTIONS

      35.1 Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

      35.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

      35.3 A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

ENSTAR GROUP LIMITED                                                     Page 30

      35.4 A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

      35.5  This Bye-law shall not apply to:

            (a) a resolution passed to remove an auditor from office before the expiration of his term of office; or

            (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office.

      35.6 For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

36.   DIRECTORS ATTENDANCE AT GENERAL MEETINGS

      The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS

37.   ELECTION OF DIRECTORS

      37.1 The Board shall consist of such number of Directors being not less than five Directors and not more than such maximum number of Directors, not exceeding fifteen Directors, as the Board may from time to time determine. A majority of the Board shall consist of Directors who are not residents of the United Kingdom or Switzerland. Subject to the Companies Act and these Bye-laws, the Directors shall be elected or appointed by the Company by resolution and shall serve for such term as the Company by resolution may determine, or in the absence of such determination, until the termination of the next annual general meeting following their appointment. All Directors, upon election or appointment (except upon re-election at an annual general meeting) must provide written acceptance of their appointment, in such form as the

ENSTAR GROUP LIMITED                                                     Page 31

            Board may think fit, by notice in writing to the Company's registered office within thirty (30) days of their appointment.

      37.2 The Board may propose any person for election as a Director and may from time to time establish procedures to receive nominations from a Member of persons for election as Directors. Only persons who are proposed or nominated in accordance with this Bye-law shall be eligible for election as Directors.

      37.3 Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

      37.4 At any general meeting the Board may fill any vacancy left unfilled at such general meeting.

38.   CLASSES OF DIRECTORS

      The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

39.   TERM OF OFFICE OF DIRECTORS

      Each Director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting at which such Director was elected, provided, that (i) Directors initially designated by the Board as Class I Directors shall serve for an initial term ending on the date of the first annual general meeting of Members next following the effectiveness of their designation as Class I Directors, (ii) Directors initially designated by the Board as Class II Directors shall serve for an initial term ending on the date of the second annual general meeting of Members next following the effectiveness of their designation Class II Directors, and (iii) Directors initially designated by the Board as Class III Directors shall serve for an initial term ending on the date of the third annual general meeting of Members next following the effectiveness of their designation as Class III Directors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible,

ENSTAR GROUP LIMITED                                                     Page 32

      and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 42.

40.   ALTERNATE DIRECTORS

      There shall be no alternate Directors, and no Member or Director shall have a right to designate any person to attend meetings of the Board or Board committees as a non-voting observer, except with the concurrence of a majority of the Board or committee members in attendance at such meeting.

41.   REMOVAL OF DIRECTORS

      41.1 Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only with cause, by the affirmative vote of Members holding at least a majority of the total combined voting power of all issued and outstanding Common Shares after giving effect to any reduction in voting power acquired under Bye-laws 4.7 and 4.8, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

      41.2 If a Director is removed from the Board under the provisions of this Bye-law, the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

      41.3 For the purpose of Bye-law 41.1, "cause" shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

ENSTAR GROUP LIMITED                                                     Page 33

42.   VACANCY IN THE OFFICE OF DIRECTOR

      42.1  The office of Director shall be vacated if the Director:

            (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

            (b)   is or becomes of unsound mind or dies; or

            (c)   resigns his office by notice in writing to the Company.

      42.2 Subject to Bye-law 41.2, the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board as permitted by these Bye-laws.

43.   REMUNERATION OF DIRECTORS

      The remuneration (if any) of the Directors shall be deemed to accrue from day to day and shall be determined by the Board or a committee thereof. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.   DEFECT IN APPOINTMENT OF DIRECTOR

      All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.   DIRECTORS TO MANAGE BUSINESS

      The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by

ENSTAR GROUP LIMITED                                                     Page 34

      these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws and the provisions of any statute.

46.   POWERS OF THE BOARD OF DIRECTORS

      The Board may:

            (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

            (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

            (c) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

            (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

            (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company;

ENSTAR GROUP LIMITED                                                     Page 35

            (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

            (g) delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

            (h) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

            (i) present any petition and make any application in connection with the liquidation or reorganisation of the Company;

            (j) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

            (k) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

47.   REGISTER OF DIRECTORS AND OFFICERS

      The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

48.   OFFICERS

      The Officers shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

ENSTAR GROUP LIMITED                                                     Page 36

49.   APPOINTMENT OF OFFICERS

      The Board shall appoint a President and Vice President or a Chairman and Deputy Chairman. The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.   DUTIES OF OFFICERS

      The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.   REMUNERATION OF OFFICERS

      The Officers shall receive such remuneration as the Board may determine.

52.   CONFLICTS OF INTEREST

      52.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

      52.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

      52.3 Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.   INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

      53.1 The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them,

ENSTAR GROUP LIMITED                                                     Page 37

            and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in which any of such persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

      53.2 The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

                       MEETINGS OF THE BOARD OF DIRECTORS

54.   BOARD MEETINGS

      The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit, provided any such meetings shall occur in Bermuda. Subject to the provisions of these Bye-

ENSTAR GROUP LIMITED                                                     Page 38

      laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.   NOTICE OF BOARD MEETINGS

      The Chairman or a majority of the Directors may, and the Secretary on the requisition of such Directors shall, at any time summon a meeting of the Board upon at least five days' prior notice, stating the date, place and time at which the meeting is to be held. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

56.   PARTICIPATION IN MEETINGS BY TELEPHONE

      Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, provided, that no Director may participate by telephone, electronic or other communication facilities from the United Kingdom, the United States or Switzerland, and participation in such a meeting shall constitute presence in person at such meeting.

57.   QUORUM AT BOARD MEETINGS

      The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors.

58.   BOARD TO CONTINUE IN THE EVENT OF VACANCY

      The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

ENSTAR GROUP LIMITED                                                     Page 39

59.   CHAIRMAN TO PRESIDE

      Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

60.   WRITTEN RESOLUTIONS

      A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

61.   VALIDITY OF PRIOR ACTS OF THE BOARD

      No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

62.   MINUTES

      The Board shall cause minutes to be duly entered in books provided for the purpose:

            (a)   of all elections and appointments of Officers;

            (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

            (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

63.   PLACE WHERE CORPORATE RECORDS KEPT

      Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

ENSTAR GROUP LIMITED                                                     Page 40

64.   FORM AND USE OF SEAL

      64.1 The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

      64.2 The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                    ACCOUNTS

65.   BOOKS OF ACCOUNT

      65.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

            (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

            (b)   all sales and purchases of goods by the Company; and

            (c)   all assets and liabilities of the Company.

      65.2 Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

66.   FINANCIAL YEAR END

      The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

ENSTAR GROUP LIMITED                                                     Page 41

                                     AUDITS

67.   ANNUAL AUDIT

      Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.   APPOINTMENT OF AUDITORS

      68.1 Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint an independent representative of the Members to serve as the registered independent accounting firm that acts as Auditor of the accounts of the Company.

      68.2 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

69.   REMUNERATION OF AUDITORS

      The remuneration of the Auditor shall be fixed by the Audit Committee of the Board or in such manner as the Members may determine.

70.   DUTIES OF AUDITORS

      70.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

      70.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

ENSTAR GROUP LIMITED                                                     Page 42

71.   ACCESS TO RECORDS

      The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.   FINANCIAL STATEMENTS

      Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

73.   DISTRIBUTION OF AUDITORS REPORT

      The report of the Auditor shall be submitted to the Members in general meeting.

74.   VACANCY IN THE OFFICE OF AUDITOR

      If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75.   WINDING-UP

      If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ENSTAR GROUP LIMITED                                                     Page 43

                             CHANGES TO CONSTITUTION

76.   CHANGES TO BYE-LAWS

      No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

77.   DISCONTINUANCE

      The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

                              CERTAIN SUBSIDIARIES

78.   VOTING OF SUBSIDIARY SHARES

      Notwithstanding any other provision of these Bye-laws to the contrary, if the Company or a Subsidiary of the Company, as the case may be, is required or entitled to vote at a general meeting of any direct or indirect subsidiary of the Company, the Directors shall refer the subject matter of any vote regarding the appointment, removal or remuneration of directors to the Members of the Company on a poll (subject to Bye-laws 4.7 through 4.10) and seek authority from the Members for the Company's or the Subsidiary's, as the case may be, corporate representative or proxy to vote in favour of the resolution proposed by the subsidiary. The Directors shall cause the Company's or the Subsidiary's, as the case may be, corporate representative or proxy to vote the Company's or the Subsidiary's shares in the subsidiary (with respect to a resolution covered by the foregoing sentence) pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's or the Subsidiary's, as the case may be, corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary.

79.   BYE-LAWS OR ARTICLES OF ASSOCIATION OF CERTAIN SUBSIDIARIES

      The Board in its discretion shall require that the Bye-laws or Articles of Association of each subsidiary of the Company, organized under the laws of a jurisdiction outside the United States of America, shall contain provisions substantially similar to Bye-law 78. The Company shall enter into agreements with each such subsidiary, as reasonably necessary, to effectuate or implement this Bye-law.

                                                                       EXHIBIT G

                      FORM OF REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT, dated as of [ ], 2006 (this "Agreement"), is made among CASTLEWOOD HOLDINGS LIMITED, a Bermuda company (the "Company"), TRIDENT II, L.P., a Cayman Islands limited partnership, MARSH & McLENNAN CAPITAL PROFESSIONALS FUND, L.P., a Cayman Islands limited partnership ("CPF"), MARSH & McLENNAN EMPLOYEES' SECURITIES COMPANY, L.P., a Cayman Islands limited partnership (collectively, "Trident"), J. CHRISTOPHER FLOWERS ("JCF"), DOMINIC F. SILVESTER ("DS") and the other shareholders of the Company set forth on the Schedule of Shareholders attached hereto (collectively, together with Trident, JCF and DS, the "Shareholders").

      A. The Company is a party to a Merger Agreement, dated as of May 23, 2006, with The Enstar Group, Inc., a Georgia corporation ("Enstar"), CWMS Subsidiary Corp., a Georgia corporation and a direct wholly-owned subsidiary of the Company ("Merger Sub") (as amended, supplemented or otherwise modified, the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Enstar, with Enstar continuing as the surviving corporation, and the issuance by the Company of ordinary shares, par value $1.00 per share, of the Company (the "Ordinary Shares") to the shareholders of Enstar pursuant to the Merger, the closing of which (the "Closing") shall take place on the date hereof, concurrently with the execution of this Agreement.

      B. The Company and the Shareholders have entered into a Recapitalization Agreement, dated as of May 23, 2006 (as amended, supplemented or otherwise modified, the "Recapitalization Agreement"), which provides, among other things, for the exchange of the outstanding shares of the Company for newly created Ordinary Shares and non-voting convertible ordinary shares, par value $1.00 per share, of the Company (the "Non-Voting Convertible Ordinary Shares") at the Closing but immediately prior to the date and time the Merger becomes effective.

      C. The Company has agreed to provide the registration rights set forth in this Agreement.

      D. Capitalized terms used in this Agreement and set forth in Section 10 are used as defined in Section 10. Capitalized terms used in this Agreement without definition shall have the respective meanings assigned to them in the Merger Agreement.

      Now, therefore, the parties hereto agree as follows:

      1.    Demand Registrations.

      (a) Requests for Registration. At any time following the one (1) year anniversary of the date hereof, each of Trident, JCF and DS (each, a "Requesting

Holder") shall respectively be entitled to make requests in writing that the Company effect the registration of all or any part of the Registrable Securities held by such Holder (a "Registration Request"). Trident shall be entitled to make three (3) such Registration Requests, JCF shall be entitled to make two (2) such Registration Requests, and DS shall be entitled to make two (2) such Registration Requests. Notwithstanding the foregoing, at one time following the date that is ninety (90) days after the date hereof and prior to the one (1) year anniversary of the date hereof, Trident may exercise one (1) of its Registration Requests; provided that such Registration Request shall not be for more than 750,000 Registrable Securities on the date of such request (after giving effect to any subsequent stock split, combination, recapitalization or similar transaction) (the "Initial Request"); provided, further, that Trident shall give the Company at least 30 days prior written notice of its intent to exercise the Initial Request. As promptly as reasonably practicable after its receipt of any Registration Request, other than the Initial Request, but in any event within seven (7) days of such request, the Company will give written notice of such request to all other Holders, and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered by the Holder in the Registration Request or by any other Holders by written notice to the Company given within ten (10) Business Days after the date the Company has given such Holders notice of the Registration Request; provided, that the Company will not be required to effect a registration pursuant to this Section 1(a) unless the aggregate number of shares proposed to be registered constitutes at least the lesser of (x) 25% of the total number of Registrable Securities held by the Requesting Holder on the date hereof (or 15% in the case of an Initial Request) or (y) 10% of the total number of Registrable Securities held by all Holders on the date hereof, or if the total number of Registrable Securities then outstanding is less than such amount, all of the Registrable Securities then outstanding. The Company will not be obligated to effect any registration pursuant to this Section 1(a) more than once in any nine (9) month period; provided that the request for a registration that immediately follows the registration pursuant to the Initial Request may be as soon as six (6) months following such earlier registration. Notwithstanding anything contained herein to the contrary, the Company will not include in the Initial Request any securities other than Registrable Securities owned by Trident without Trident's prior written consent. Except if expressly prohibited by applicable law, the Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 1.

      (b) Limitation on Demand Registrations. A request for registration will not constitute the use of a Registration Request pursuant to Section 1(a) if (i) the Requesting Holder and the Required Holders determine in good faith to withdraw (prior to the effective date of the Registration Statement relating to such request) the proposed registration, (ii) the Registration Statement relating to such request is not declared effective within ninety (90) days of the date such registration statement is first filed with the SEC, (iii) prior to the sale of at least 90% of the Registrable Securities included in the registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency, quasi-governmental agent or self-regulatory body or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Holders of a majority of Registrable Securities included in such registration statement reasonable satisfaction within thirty (30) days of the date of such order, (iv) more than 20% of the Registrable Securities requested by the Requesting Holder to be included in the registration are not so included pursuant to Section 1(e); provided, that, notwithstanding the foregoing, the Requesting Holder shall nonetheless be permitted to include the number of Registrable Securities that the underwriter permits to be included in such registration, (v) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material breach thereunder by the Requesting Holder), or (vi) the Company did not provide Full Cooperation in the case of an underwritten offering. Notwithstanding the foregoing but except if expressly prohibited by applicable law, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 1(a) regardless of the application of this provision.

      (c) Restrictions on Demand Registrations. The Company may postpone for a reasonable period of time, not to exceed ninety (90) days, the filing or the effectiveness of a Registration Statement for a Demand Registration if the Company furnishes to the Holders a certificate signed by the Chief Executive Officer of the Company stating that the Board of Directors of the Company has determined that such Demand Registration is reasonably likely to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets or any merger, amalgamation, consolidation, tender offer or similar transaction, or otherwise would have a material adverse effect on the business, assets, operations, prospects or financial condition of the Company; provided, that the Company may not effect such a postponement more than once in any 360-day period. If the Company so postpones the filing or the effectiveness of a Registration Statement, the Requesting Holder will be entitled to withdraw such request and, if such request is withdrawn, such registration request will not count as a Registration Request for the purposes of Section 1(a). Except if expressly prohibited by applicable law, the Company will pay all Registration Expenses incurred in connection with any such non-completed registration.

      (d) Selection of Underwriters. If the Requesting Holder intends to distribute the Registrable Securities covered by its Registration Request by means of an underwritten offering, the Requesting Holder will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to the other Holders with respect to such Registration Request. In such event, the Holders of a majority of the Registrable Securities being so registered will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld, conditioned or delayed. If the offering is underwritten, the right of any Holder to registration pursuant to this Section 1 will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise agreed by the Required Holders), and each such Holder will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. In connection with each underwritten Demand Registration, the Company shall cause there to be Full Cooperation.

      (e) Priority on Demand Registrations. The Company will not include in any underwritten registration pursuant to Section 1(a) any securities that are not Registrable Securities without the prior written consent of both Holders of a majority of the Registrable Securities included in such Registration Statement and the Requesting Holder. If the managing underwriter advises the Company that in its opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering, including the price at which the securities can be sold, the Company will include in such offering the maximum number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, including the price at which the securities can be sold, which securities will be so included in the following order of priority: (i) first, securities the Company proposes to sell, provided that the Company shall not be entitled to such first priority hereunder if such first priority has applied at any time during the 18 month period preceding the relevant Registration Request, in which case clause (iii) below shall apply to securities the Company proposes to sell; (ii) second, Registrable Securities, pro rata among the respective Holders thereof participating in such registration on the basis of the aggregate number of Registrable Securities owned by each such Holder on the date of such request or in such other manner as they may agree; and (iii) third, any other securities of the Company that have been requested to be so included. Notwithstanding the foregoing, no employee of the Company or any subsidiary thereof will be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration; provided, however, that this sentence shall not apply to any registration initiated by a Registration Request made by DS.

      (f) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any holder or prospective holder of any securities of the Company registration rights with respect to such securities which are senior to or otherwise conflict in any material respect with the rights granted pursuant to this Section

1 without the prior written consent of either each of the Requesting Holders or of the Required Holders and, for such time as Trident owns at least 20% of the Registrable Securities it owns as of the date hereof, Trident; provided, that the foregoing shall not prevent the Company from granting additional demand or piggy back registration rights that are pari passu with the rights set forth in this Agreement, and any dilution of the registration rights herein resulting from any such pari passu rights shall not be deemed to conflict with the rights set forth herein.

      2.    Piggyback Registrations.

      (a) Right to Piggyback. At any time after the date hereof, whenever the Company proposes to register Ordinary Shares (other than a registration pursuant to Section 1(a) (as a result of the piggyback registration rights related to such registration being set forth in Section 1(a)), a registration on Form S-4 or a registration relating solely to employee benefit plans), whether for its own account or for the account of one or more securityholders of the Company, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date of the Company's notice (a "Piggyback Registration"). Any Holder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) day prior to the anticipated effective date of such Piggyback Registration. The Company may terminate or withdraw any registration initiated by it and covered by this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration Expenses pursuant to Section 2(c) the Company will have no liability to any Holder in connection with such termination or withdrawal. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 1 of this Agreement.

      (b) Underwritten Registration. If the registration referred to in Section 2(a) is proposed to be underwritten, the Company will so advise the Holders as a part of the written notice given pursuant to Section 2(a). In such event, the right of any Holder to registration pursuant to this Section 2 will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting, and each such Holder will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

      (c) Piggyback Registration Expenses. Except if expressly prohibited by applicable law, the Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

      (d) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, the Company will include in such registration the maximum number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities so requested to be included therein owned by each such Holder or in such other manner as they may agree, and (iii) third, other securities requested to be included in such registration. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) will determine in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

      (e) Priority on Secondary Registrations. If a Piggyback Registration relates solely to an underwritten secondary registration on behalf of other holders of the Company's securities, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, the Company will include in such registration the maximum number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, including the price at which such securities can be sold, which securities will be so included in the following order of priority: (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and Registrable Securities on the basis of the number of securities so requested to be included therein owned by each such holder or in such other manner as they may agree, and (ii) second, other securities requested to be included in such registration. Notwithstanding the foregoing, any employee of the Company or any subsidiary thereof will not be entitled to participate, directly or indirectly, in any such registration to the extent that the managing underwriter (or, in the case of an offering that is not underwritten, a nationally recognized investment banking firm) will determine in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

      (f) Other Registrations. If the Company files a Registration Statement with respect to Registrable Securities pursuant to Section 1 or Section 2, and if such registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor or similar forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least one hundred eighty (180) days have elapsed from the effective date of the effectiveness of such Registration Statement.

      3. Registration Procedures. Subject to Section 1(c), whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will, as expeditiously as possible:

            (a) prepare and (within forty five (45) days after the end of the period within which requests for registration may be given to the Company pursuant hereto) file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings with the National Association of Securities Dealers and thereafter use its reasonable best efforts to cause such Registration Statement to become effective; provided, that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to one firm of counsel selected by the Holders in accordance with Section 4(b) copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company's expense. Unless such counsel earlier informs the Company that it has no objections to the filing of such Registration Statement, amendment or supplement, the Company will not file such Registration Statement, amendment or supplement prior to the date that is five Business Days from the date that such counsel received such document. The Company will not file any Registration Statement or amendment or post-effective amendment or supplement to such Registration Statement to which such counsel will have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder. The Company shall not permit any person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Securities, without the prior consent of the Holders named in such registration statement, such consent not to be unreasonably withheld or delayed;

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than six (6) months or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such Registration Statement;

            (c) furnish to each Holder of the Registrable Securities being sold such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as such Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder;

            (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

            (e) use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the

      Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

            (f) immediately notify each Holder of such Registrable Securities being sold and any underwriter(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event which will have the result that, the prospectus contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to such Holder and underwriter(s) a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (g) notify each Holder of any Registrable Securities being sold and covered by such Registration Statement (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any of such purposes;

            (h) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the Nasdaq;

            (i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

            (j) enter into such customary agreements (including underwriting agreements with customary provisions) and take all such other actions as the Requesting Holder, Holders of a majority of Registrable Securities included in such Registration Statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

            (k) make available for inspection by any Holder of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided, that each Holder will, and will use its commercially reasonable efforts to cause each such underwriter, accountant or other agent to enter into a customary confidentiality agreement in form and substance reasonably satisfactory to the Company; provided further, that such confidentiality agreement will not contain terms that would prohibit any such Person from complying with its obligations under applicable law or Nasdaq rules.

            (l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (m) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;

            (n) enter into such agreements and take such other actions as the Holders of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of "road shows" and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition;

            (o) obtain one or more comfort letters, addressed to the Holders of the Registrable Securities being sold (and, if such registration includes an underwritten public offering to the underwriters of such offering), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters;

            (p) provide legal opinions of the Company's outside counsel, addressed to the Holders of the Registrable Securities being sold (and, if such registration includes an underwritten public offering, to the underwriters of such offering), with respect to the Registration Statement and prospectus in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

            (q) furnish to any Holder of the Registrable Securities being sold such information and assistance as such Holder may reasonably request in connection with any "due diligence" effort which such Holder deem appropriate; and

            (r) use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable to effect the registration of such Registrable Securities contemplated hereby.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law.

The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to any Holder furnished in writing to the Company by or on behalf of the Holder specifically for inclusion therein).

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

      4.    Registration Expenses.

      (a) Except as otherwise provided for herein, all expenses incidental to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration and National Association of Securities Dealers filing fees), fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, transfer agent's and registrar's fees, cost of distributing prospectuses in preliminary and final form, as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Company (all such expenses, "Registration Expenses"), will be borne by the Company. In addition, the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange or automatic quotation system on which similar securities issued by the Company are then listed (including the Nasdaq). Notwithstanding the foregoing, all Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

      (b) In connection with each registration pursuant to Section 1 and each Piggyback Registration, the Company will reimburse the Holders of the Registrable Securities covered by such registration or qualification for the reasonable fees and disbursements of one law firm, who will be chosen by the Holders of a majority of the Registrable Securities being so registered.

      5.    Indemnification.

      (a) The Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, each Holder, its affiliates and their respective officers, directors and partners and each Person who controls such Holder (within the meaning of the Securities Act) against, and pay and reimburse such holder, affiliate, director, officer or partner or controlling person for any losses, claims, damages, expenses, liabilities, joint or several, to which such holder or any such affiliate, director, officer or partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any "issuer free writing prospectus" (as defined in Securities Act Rule 433), (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of any rule or regulation promulgated under the Securities Act , the Exchange Act, the National Association of Securities Dealers or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Holder and each such affiliate, director, officer, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein or by such Holder's failure to deliver, to the extent required by law and except to the extent such failure results from a failure by the Company to comply with Section 3(f), a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to at least the same extent as provided above with respect to the indemnification of the Holders.

      (b) In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, each other Person who controls the Company (within the meaning of the Securities Act) and each underwriter (to the extent required by such underwriter) against any losses, claims, damages, expenses, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, actions or proceedings arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the obligation to indemnify and hold harmless will be individual and several to each Holder and will be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

      (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its prior written consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent that such indemnifying party is materially prejudiced as a result of such failure to give notice.

      (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

      (e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 5(e) will be limited to an amount equal to the net proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, expense, liability or action or any substantially similar loss, claim, damage, expense, liability or action arising from the sale of such Registrable Securities).

      6.    Participation in Underwritten Registrations.

      (a) No Holder may participate in any registration hereunder that is underwritten unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s); provided, that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company's reasonable requests in connection with such registration or qualification (it being understood that the Company's failure to perform its obligations hereunder, which failure is caused by such Holder's failure to cooperate, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, no Holder will be required to agree to any indemnification obligations on the part of such Holder that are materially greater than its obligations pursuant to Section 6(b).

      (b) Each Holder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection 3(f) above, such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Holder receives copies of a supplemented or amended prospectus as contemplated by such Section 3(f). In the event the Company gives any such notice, the applicable time period during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 6(b) to and including the date when each Holder of a Registrable Security being sold and covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 3(f).

      7.    Rule 144 and 144A Reporting.

      (a) With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

            (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, and

            (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements.

      (b) For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each Holder and any prospective purchaser of such Holder's securities will have the right to obtain from the Company, upon request of the Holder prior to the time of sale, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder or prospective purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration, including the Company's most recent quarterly balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two preceding fiscal years (the financial statements to be audited to the extent reasonably available).

      (c) Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the foregoing information requirements.

      8. Lock Up Agreements. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days) beginning on the effective date of such registration as the Company and the underwriters may specify; provided, that nothing herein will prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound. The Company agrees to use its reasonable best efforts to work with the underwriters to limit any lock-up period under this Section 8 to the minimum number of days that the underwriters consider advisable.

      9. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the consent of the Required Holders and each of the Requesting Holders (but only if such Requesting

Holder, as the case may be, holds any Registrable Securities at such time) or, in each case, their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company.

      10. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

      "Business Day" means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated to close.

      "Full Cooperation" means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) reasonably cooperate with the underwriter(s) in connection therewith and make themselves reasonably available to participate in "road-shows" and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities) and
      (b) the Company prepares preliminary and final prospectuses for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in additional to the minimum amount of information required by law, rule or regulation).

      "Fully Marketed Underwritten Offering" means an underwritten offering in which there is Full Cooperation.

      "Holder" means any holder of outstanding Registrable Securities who is a party to this Agreement or to whom the benefits of this Agreement have been validly assigned.

      "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

      "Register," "registered" and "registration" refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

      "Registrable Securities" means (i) any Ordinary Shares issued pursuant to the Merger, (ii) any Ordinary Shares issued pursuant to the Recapitalization Agreement, (iii) any Ordinary Shares issued upon exercise, exchange or conversion of any options, restricted stock units or other rights to acquire Ordinary Shares that are issued in connection with the Merger or the Recapitalization Agreement, or (iv) any equity securities issued or issuable with respect to the securities referred to in the foregoing clauses (i) through (iii) by way of conversion, exercise or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering them or (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion, exercise or exchange in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

      "Registration Expenses" has the meaning set forth in Section 4.

      "Registration Request" has the meaning set forth in Section 1(a).

      "Registration Statement" means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

      "Required Holders" means Shareholders holding in the aggregate 50% or more of the outstanding Registrable Securities.

      "Rule 144" means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.

      "Rule 144A" means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.

      "Selling Expenses" means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

      11.   Miscellaneous.

      (a) No Inconsistent Agreements. Subject to Section 1(f), the Company will not hereafter enter into any agreement with respect to its securities that is more favorable or is inconsistent or conflicts with or violates the rights granted to the holders of Registrable Securities in this Agreement.

      (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration or qualification for sale by prospectus undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration or qualification (including, without limitation, effecting a share split or a combination of shares).

      (c) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to equitable relief, including specific performance and injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement.

      (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Required Holders; provided, that in the event that such amendment or waiver would treat a Holder or group of Holders in a manner different from any other Holders, then such amendment or waiver will require the consent of such Holder or the Holders of a majority of the Registrable Securities of such group adversely treated.

      (e) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that a Holder may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Company.

      (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

      (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      (i) Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

      Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereinafter have to the laying of the venue of any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12(l) shall be deemed effective service of process on such party.

      EACH OF THE PARTIES HERETO HERBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (j) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or advisable to carry out the provisions of this Agreement and the transactions contemplated hereby.

      (k) Organizational Documents. Notwithstanding anything to the contrary herein, all applicable provisions of the Company's Bye-Laws and Memorandum of Association (the "Organizational Documents") shall apply to this Agreement and any actions taken hereunder as if set forth herein, and any conflict between the Organizational Documents and this Agreement shall be resolved in favor of the provisions of the Organizational Documents. The Company shall not amend or restate the Organizational

Documents at any time in a manner that would conflict in any material respect with this Agreement, except to the extent required by applicable law. If any conflict between this Agreement and the Organizational Documents interferes in any material respect with the exercise of any Registration Request or other right or remedy hereunder, the Company shall use its reasonable best efforts to facilitate the exercise of such Registration Request or other right or remedy without conflict with the Organizational Documents.

      (l) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be to the Company and the Shareholders in the manner set forth in the Recapitalization Agreement at the addresses set forth in the Recapitalization Agreement and on the Schedule of Shareholders attached hereto (or at such other address or telecopy number as a party may designate to the other parties).

      (m) Entire Agreement. This Agreement together with the Organizational Documents contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

      (n) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               [Remainder of this page left intentionally blank.]

      IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the above date.

                                     CASTLEWOOD HOLDINGS LIMITED

                                     By:________________________________________
                                         Name:
                                         Title:

                                     J. CHRISTOPHER FLOWERS

                                     ___________________________________________

                                     JOHN J. OROS

                                     ___________________________________________

                                     NIMROD T. FRAZER

                                     ___________________________________________

                                     TRIDENT II, L.P.

                                     By: Trident Capital II, L.P.
                                     Its sole general partner

                                     By:  DW Trident GP, LLC, a general partner

                                     By:________________________________________
                                     Name:
                                     Title:

                                     MARSH & McLENNAN CAPITAL
                                     PROFESSIONALS FUND, L.P.

                                     By: Stone Point Capital LLC, as manager

                                     By:________________________________________
                                     Name:
                                     Title:

                                     MARSH & McLENNAN EMPLOYEES'
                                     SECURITIES COMPANY, L.P.

                                     By: Marsh & McLennan GP I, Inc.
                                     Its sole general partner

                                     By: Stone Point Capital LLC, its attorney-
                                     in-fact

                                     By:________________________________________
                                     Name:
                                     Title:

                                     DOMINIC F. SILVESTER

                                     ___________________________________________

                                     PAUL J. O'SHEA

                                     ___________________________________________

                                     NICHOLAS A. PACKER

                                     ___________________________________________

                                     T. WHIT ARMSTRONG

                                     ___________________________________________

                                     T. WAYNE DAVIS

                                     ___________________________________________

                                     GREGORY L. CURL

                                     ___________________________________________

                                     PAUL J. COLLINS

                                     ___________________________________________

                                     The COMMON SEAL of R&H TRUST
                                     CO. (BVI) LTD., as trustee of THE
                                     RIGHT TRUST was hereunto affixed
                                     in the presence of

                                     By:________________________________________
                                     Name:
                                     Title:

                                     The COMMON SEAL of R&H TRUST CO.
                                     (NZ) LIMITED, as trustee of THE
                                     LEFT TRUST was hereunto affixed
                                     in the presence of

                                     By:________________________________________
                                     Name:
                                     Title:

                                     The COMMON SEAL of R&H
                                     TRUST CO. (BVI) LTD., as trustee
                                     of THE ELBOW TRUST was hereunto
                                     affixed in the presence of

                                     By:________________________________________
                                     Name:
                                     Title:

                                     The COMMON SEAL of R&H
                                     TRUST CO. (BVI) LTD., as trustee of
                                     THE HOVE TRUST was hereunto affixed
                                     in the presence of

                                     By:________________________________________
                                     Name:
                                     Title:

                                     STEVE ALDOUS

                                     ___________________________________________

                                     ANDY BROADBENT

                                     ___________________________________________

                                     STEVE GIVEN

                                     ___________________________________________

                                     DAVID GRISLEY

                                     ___________________________________________

                                     DAVID HACKETT

                                     ___________________________________________

                                     RICHARD HARRIS

                                     ___________________________________________

                                     TIM HOUSTON

                                     ___________________________________________

                                     ADRIAN KIMBERLEY

                                     ___________________________________________

                                     STEVE NORRINGTON

                                     ___________________________________________

                                     DAVID ROCKE

                                     ___________________________________________

                                     DUNCAN SCOTT

                                     ___________________________________________

                                     ALAN TURNER

                                     ___________________________________________

                                     KARL WALL

                                     ___________________________________________

                                     DUNCAN McLAUGHLIN

                                     ___________________________________________

                            Schedule of Shareholders

Name                                          Address and Telecopy Number
-----------------------------------------     ----------------------------------
The Enstar Group, Inc.

J. Christopher Flowers

John J. Oros

Nimrod T. Frazer

T. Whit Armstrong

T. Wayne Davis

Gregory L. Curl

Paul J. Collins

Trident II, L.P.

Marsh & McLennan Capital
Professionals Fund, L.P.

Marsh & McLennan Employees' Securities
Company, L.P.

Dominic F. Silvester

R&H Trust Co. (BVI) Ltd., as trustee of
The Right Trust

R&H Trust Co. (NZ) Limited, as trustee of
The Left Trust

R&H Trust Co. (BVI) Ltd., as trustee of
The Elbow Trust

R&H Trust Co. (BVI) Ltd., as trustee of
The Hove Trust

Richard Harris

Adrian Kimberley

Andy Broadbent

Duncan Scott

Tim Houston

David Rocke

Alan Turner

David Grisley

David Hackett

Steve Aldous

Steve Given

Steve Norrington

Karl Wall

Duncan McLaughlin

                                        2